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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):        September 6, 1997
                                                         -----------------


                         COMPREHENSIVE CARE CORPORATION
               (Exact name of registrant as specified in Charter)


           DELAWARE                0-5751                  95-2594724
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        (State or other         (Commission              (IRS Employer
        jurisdiction of         File Number)           Identification No.)
        incorporation)


1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CALIFORNIA       92625
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       (Address of principal executive offices)               (zip code)


                                 (714) 222-2273
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              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS
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        On September 6, 1997, the number of members constituting the entire
Board of Directors was increased from five in number to six in number. The newly created vacancy was the result of increasing the number of Class II Directors from one in number to two in number. Class II Directors serve for a term expiring at the Company's 1999 Annual Meeting of Shareholders. The Board of Directors elected Mr. John A. McCarthy, Jr. to fill the vacancy existing by reason of the creation of an additional Class II Director. Mr. McCarthy, 38 years of age, is President of the Managed Care Services Division of Concentra Managed Care, Inc., a company engaged in the integrated non-risk-bearing workers' compensation managed care business.

        The entire Board of Directors is now presently comprised of six directors, two of which, Messrs. William H. Boucher and J. Marvin Feigenbaum, are Class I Directors whose terms expire at the 1997 Annual Meeting of Shareholders; two of which, Messrs. Chriss W. Street and John A. McCarthy, Jr., are Class II Directors whose terms expire at the 1999 Annual Meeting of Shareholders; and two of which, Messrs. W. James Nicol and A. Richard Pantuliano, are Class III Directors whose terms expire at the 1998 Annual Meeting of Shareholders.
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMPREHENSIVE CARE CORPORATION
                                                (Registrant)


                                        By: /s/ Chriss W. Street
                                           -------------------------------------
                                           Chriss W. Street, Chairman, President
                                           and Chief Executive Officer


Dated: September 12, 1997